UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2006

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5720

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2006, Harvest Natural Resources, Inc.’s 80-percent owned affiliate, Harvest Vinccler, SCA (HVSCA), entered into a loan agreement with Banco Mercantil, a Venezuelan bank for 105 billion Venezuelan Bolivars (U.S. $48.8 million). The loan bears interest at 10.02 percent and is payable in five semiannual installments beginning on the first anniversary of the loan. HVSCA collateralized the loan with a deposit of $40 million in a U.S. based affiliate of Banco Mercantil. On October 3, 2006, HVSCA entered into a second loan agreement with Banco Mercantil for 20 billion Bolivars (U.S. $9.3 million). The loan bears interest at 10.02 percent and is payable in 180 days. HVSCA also collateralized the loan with a deposit of $7.6 million in a U.S. based affiliate of Banco Mercantil. The proceeds of the loans will by used by HVSCA to pay tax claims to the SENIAT, the Venezuelan tax authority.

Item 8.01 Other Events.

On September 29, 2006, HVSCA made a payment of 74.3 billion Venezuelan Bolivars (U.S. $35.6 million) to the SENIAT. The payment covers the principal amount of the SENIAT’s final tax assessment for 2001 through 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

October 3, 2006	By:	Kerry R. Brittain

Name: Kerry R. Brittain
Title: Senior Vice President, General Counsel and Corporate Secretary